Exhibit 99.1

Press Release

COWEN GROUP, INC. ANNOUNCES

THIRD QUARTER 2015 FINANCIAL RESULTS

New York, October 29, 2015 - Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the third quarter ended September 30, 2015.

Highlights(1)

Third Quarter Financial Summary

•                 Revenue of $82.8 million compared to $110.0 million in the third quarter 2014.

•                 Economic income available to Cowen Group of $(14.5) million or $(0.13) per diluted share, compared to $6.7 million or $0.06 per diluted share in the third quarter 2014.

•                 GAAP net loss attributable to common shareholders of $(11.9) million or $(0.11) per diluted common share compared to GAAP net income attributable to common shareholders of $6.5 million or $0.05 per diluted common share in the prior year period.

•                 Core operating businesses performed well.  The quarterly loss is primarily attributable to mark-to-market declines and spread widening within the liquid strategies on our balance sheet investments and the reversal of incentive fees, all of which were a result of the market volatility in August and September.

Year-to-date Financial Summary

•                 Total revenue of $368.9 million, up 11% compared to the same period in 2014.

•                 Economic income available to Cowen Group of $19.3 million or $0.16 per diluted share, compared to $25.2 million or $0.21 per diluted share in same period in 2014.

•                 GAAP net income attributable to common shareholders of $10.7 million or $0.09 per diluted common share compared to $24.7 million or $0.21 per diluted common share in the prior year period.

Operating Highlights

•                 Fifteenth consecutive quarter of year-over-year revenue improvement in investment banking.

•                 Record quarter for brokerage since the formation of Cowen Group in 2009.

•                 As of October 1, 2015, assets under management were $13.7 billion.  Assets increased $514 million and $1.3 billion during the quarter and year-to-date, respectively.

•                 Book value per share increased to $6.18 as of September 30, 2015 from $4.74 on September 30, 2014.

•                 During the quarter, the Company repurchased 3.6 million shares for $19.1 million under the Company’s existing share repurchase program.  This increased book value by $0.03 per share.

•                 On October 28, 2015, Cowen’s Board of Directors approved a $19.1 million increase in the Company’s share repurchase program.  With this increase, the total amount available for repurchase under the program is $25 million.

_________________________________________________________________

(1)  Unless otherwise stated, all financial highlights are presented on an Economic Income basis.

Peter A. Cohen, Chairman and Chief Executive Officer of Cowen Group said, “Our operating businesses performed well despite the market volatility in the third quarter.  Investment banking had one of its strongest quarters in recent years.  Our equities business had a solid quarter and was well-positioned to help clients reposition portfolios during the period.  It also included one month of our new prime services business.  The acquisition of Concept Capital was completed in the quarter and subsequent to quarter end, we completed the acquisition of Conifer Securities.  Ramius continued to attract assets in our core offerings in the quarter and realized higher management fees as the business scaled.  Even though our investment portfolio was affected by market volatility in the short-term, our long-term investment strategy to produce attractive risk-adjusted returns without significant market risk or leverage remains our primary goal.”

2015 Third Quarter GAAP Financial Information and Select Balance Sheet Data

For the third quarter of 2015, the Company reported GAAP net loss attributable to common shareholders of $(11.9) million, or $(0.11) per diluted share, as compared to GAAP net income attributable to common shareholders of $6.5 million, or $0.05 per diluted share, in the third quarter of 2014.  The third quarter 2015 figure includes a tax expense decrease to a benefit of $5.1 million and $1.6 million in preferred stock dividends.  The tax expense decrease is primarily attributable to a decrease in the Company’s operating profits.

The following table summarizes the Company’s GAAP financial results for the three months ended September 30, 2015 and 2014, and June 30, 2015, as well as the nine months ended September 30, 2015 and 2014.

Summary GAAP Financial Information

(Dollar amounts in millions, except per share	Three Months Ended					Nine Months Ended
information)	Sept. 30,			June 30,		Sept. 30,
	2015	2014	%	2015	%	2015	2014	%
Revenue	$113.3	$107.1	6%	$119.6	(5)%	$354.0	$306.7	15%
Net income (loss) attributable to Cowen Group, Inc. common stockholders	$(11.9)	$6.5	(283)%	$6.0	(300)%	$10.7	$24.7	(57)%

Earnings (loss) per share (diluted)	$(0.11)	$0.05	(299)%	$0.05	(317)%	$0.09	$0.21	(56)%

Note: Amounts may not add due to rounding.

The Company’s stockholders’ equity as of September 30, 2015 was $763 million compared to $539 million as of September 30, 2014.  The increase in shareholders’ equity is primarily related to the release of the Company’s valuation allowance against deferred tax assets in the fourth quarter 2014 and the preferred stock issued in the second quarter 2015.

Common equity, which excludes preferred stock, was $661.5 million, or book value per share of $6.18 at September 30, 2015, compared to common equity of $538.9 million, or book value per share of $4.74 at September 30, 2014.

Tangible common equity was $601.8 million, or tangible book value of $5.62 at September 30, 2015, compared to tangible common equity of $491.6 million, or tangible book value of $4.33 at September 30, 2014.

Select Balance Sheet Data

(Amounts in millions, except per share information)	Sept. 30,	June 30,	Sept. 30,
	2015	2015	2014
Cowen Group Inc. stockholders’ equity	$762.8	$785.6	$538.9
Less:
Preferred stock	101.3	101.4	—
Common equity (CE)	$661.5	$684.2	$538.9

Less:
Goodwill & intangibles	59.7	42.4	47.2
Tangible common equity (TCE)	$601.8	$641.8	$491.6

Per share:
Book value per share (CE/CSO)	$6.18	$6.22	$4.74
Tangible book value (TCE/CSO)	$5.62	$5.83	$4.33
Common shares outstanding (CSO)	107.1	110.0	113.6

Economic Income (Loss)

Throughout the remainder of this press release the Company presents Economic Income financial measures that are not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).  In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes goodwill and intangible impairment, (iii) excludes certain other acquisition-related and/or reorganization expenses and (iv) excludes preferred stock dividends.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release.

The table below summarizes the Company’s Economic Income financial results for the three months ended September 30, 2015 and 2014, and June 30, 2015, as well as the nine months ended September 30, 2015 and 2014.

Summary Economic Income (Loss) Financial Information

	Three Months Ended					Nine Months Ended
(Dollar amounts in millions, except per	Sept. 30,			June 30,		Sept. 30,
share information)	2015	2014	%	2015	%	2015	2014	%
Revenue	$82.8	$110.0	(25)%	$124.4	(33)%	$368.9	$331.8	11%
Economic Income (Loss)	$(14.5)	$6.7	(317)%	$10.2	(243)%	$19.3	$25.2	(24)%

Economic Income (Loss) per share (diluted)	$(0.13)	$0.06	(336)%	$0.09	(255)%	$0.16	$0.21	(22)%

Note: Amounts may not add due to rounding.

2015 Third Quarter Economic Income Review

Total Economic Income Revenue

Total Economic Income revenue for the third quarter of 2015 was $82.8 million compared to $110.0 million in the third quarter of 2014.  The decrease in Economic Income revenue was primarily attributable to a decline in investment income and performance fees which was partially offset by increases in investment banking, brokerage and management fees.

Economic Income Revenue

	Three Months Ended				Nine Months Ended
	Sept. 30,			June 30,		Sept. 30,
(Dollar amounts in millions)	2015	2014	%	2015	%	2015	2014	%

Investment banking	$53.0	$45.8	16%	$68.5	(23)%	$186.8	125.7	49%
Brokerage	41.9	35.6	18%	34.9	20%	112.3	105.0	7%
Management fees	18.0	16.3	10%	16.5	9%	51.2	46.6	10%
Incentive income	(8.6)	4.5	(292)%	(7.8)	10%	(1.1)	16.9	(106)%
Investment income	(22.0)	7.5	(395)%	12.2	(280)%	19.1	37.2	(49)%
Other revenue	0.6	0.4	42%	0.1	889%	0.7	0.5	39%
Total Revenue	$82.8	$110.0	(25)%	$124.4	(33)%	$368.9	$331.8	11%

Note: Amounts may not add due to rounding.

Non-interest Expenses

Third quarter 2015 non-interest expense was $90.9 million compared to $98.8 million in the prior year period.  Items included in non-interest expenses are discussed below.

Compensation and Benefits Expense

Third quarter 2015 compensation and benefits expense was $55.2 million compared to $65.0 million in the third quarter 2014.  The decrease is due to lower revenues during the third quarter of 2015 as compared to 2014 which resulted in a lower compensation and benefits accrual.  The compensation to Economic Income revenue ratio was 67% in the third quarter 2015 compared to 59% in the prior year period.

Fixed Non-Compensation Expenses

Third quarter 2015 fixed non-compensation expenses rose $2.7 million year over year to $26.2 million.  This increase was primarily due to higher legal and other professional fees, increased occupancy costs related to additional office space and our recent acquisition of Concept.

Variable Non-Compensation Expenses

Third quarter 2015 variable non-compensation expenses were $11.7 million compared to $12.2 million in the third quarter 2014.  The decrease is primarily related to a decrease in syndication costs offset partially by increased floor brokerage and trade execution costs.

Interest Expense

Interest expense, which primarily relates to debt issued during the first and fourth quarters of 2014, was $4.3 million in the third quarter 2015 compared to $2.7 million in the prior year quarter.

Non-Controlling Interest

Non-Controlling interest represents the portion of the net income or loss attributable to certain non-wholly owned subsidiaries that is allocated to partners.

Alternative Investment Segment (“Ramius”)

Ramius continued to attract and retain assets under management even in an environment where many investors have retrenched.  Each of our investment capabilities - alternative solutions, activism, royalties, credit, global macro, long/short equity, merger and event, managed futures or real estate - is highly relevant in today’s investment climate.  Our ability to continue winning investment mandates over the years, regardless of the market environment, reflects that.  Despite a turbulent quarter, investment performance has been strong year-to-date on both an absolute basis and compared to relevant HFRI indices in many of the funds we are currently marketing.

We continued to attract talented teams to the platform.  We entered into a partnership with Caerus Investors, our first long/short strategy with a consumer focus.

Assets Under Management

As of October 1, 2015, the Company had assets under management of $13.7 billion.  Total AUM grew by $514 million from July 1, 2015.

Management Fees and Incentive Income

For the third quarter 2015, management fees were $18 million, a 10% increase from $16.3 million in the prior year.  This increase was primarily related to an increase in management fees for the healthcare royalty and some of our other businesses.

Incentive income was $(8.6) million in the third quarter 2015 compared to $4.5 million in the prior year period.  This decrease was primarily related to a give back in performance fees.

Investment Income

For the third quarter 2015, investment income for the segment was $(16.8) million, compared to $4.1 million in the third quarter 2014.  The decrease primarily relates to a decrease in the Company’s performance in the Company’s own invested capital and was attributable to mark-to-market declines and spread widening within the liquid strategies on our balance sheet investments.  In particular, widening credit spreads, widening merger arbitrage spreads and equity exposure in our some of our investments comprised most of the negative performance.  This was partially offset by gains from our hedging activity that benefited from the decline in the healthcare indices.

Broker-Dealer Segment (“Cowen and Company”)

Brokerage

Brokerage revenue was $41.9 million in the third quarter 2015 compared to $35.6 million in the third quarter 2014, an increase of 18% year over year.  The increase was attributable, in part, to increased market volatility which led to higher customer volumes in our cash equities and electronic trading business and the initiation of our prime brokerage business in the quarter.  Excluding a month revenue related to the Concept Capital introducing prime brokerage acquisition, which closed on September 1st, brokerage revenue grew 12% year over year.

Investment Banking

In the third quarter 2015, investment banking revenue was $53.0 million, up 16% year over year from $45.8 million in the third quarter 2014.  The increase in revenue was primarily due to an increase in equity underwriting activity.  Our average fee across all of our equity deals increased 83.5% year over year, reflecting our improved market position over the past few years.

The following tables summarize the Company’s investment banking transaction count for the three and nine months ended September 30, 2015 and 2014.

Investment Banking Transaction Count

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2015	2014	2015	2014
Equity Underwriting	27	23	113	96
Of which bookrun:	15	10	66	33
Debt Underwriting	—	10	4	13
Advisory	2	3	9	6
Total	29	36	126	115

Investment Income

For the third quarter 2015, investment income for the segment was $(5.2) million versus $3.4 million in the third quarter 2014.  The decrease is a result of a decrease in overall investment income which is allocated amongst the segments.

Share Repurchase Program

Cowen today announced that its Board of Directors approved an increase to the Company’s share repurchase program that authorizes Cowen to purchase up to an additional $19.1 million of Cowen’s Class A common shares from time to time.  With this increase, the total amount available for repurchase under the program is $25 million.

The $19.1 million increase is in addition to the Company’s existing $108.6 million share repurchase program, under which the Company has acquired 25.3 million shares for $102.7 million since August 2011.  Also, since the program was initially announced in July 2011, the Company has acquired an additional 7.0 million shares outside of the share repurchase program as a result of net share settlement relating to the vesting of equity awards.

The program permits the Company to purchase shares from time to time through a variety of methods, including in the open market or through privately negotiated transactions, in accordance with applicable securities laws.  It does not obligate the Company to make any purchases at any specific time or situation.  The program may be suspended or discontinued at any time.  As of September 30, 2015, Cowen had approximately 107 million Class A shares outstanding.

In the third quarter 2015, the Company repurchased 3.6 million shares for $19.1 million under the Company’s existing share repurchase program.  Also, the Company acquired approximately 7,000 shares outside of the share repurchase program as a result of net share settlement relating to the vesting of equity awards.

Earnings Conference Call with Management

The Company will host a conference call to discuss its 2015 third quarter results on Thursday, October 29, 2015, at 9:00 am EST.  The call can be accessed by dialing 1-(855) 760-0961 domestic or 1-(631) 485-4850 international.  The passcode for the call is 54657367.  A replay of the call will be available beginning at 12:00 pm EST October 29, 2015 through November 5, 2015.  To listen to the replay of this call, please dial 1-(855) 859-2056 domestic or 1-(404) 537-3406 international and enter passcode 54657367.

The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative asset management, investment banking, research, and sales and trading services through its two business segments:  Ramius and its affiliates make up the Company’s alternative investment segment, while Cowen and Company and its affiliates make up the Company’s broker-dealer segment.  Ramius provides alternative asset management solutions to a global client base and manages a significant portion of Cowen’s proprietary capital.  Cowen and Company and its affiliates offer industry focused investment banking for growth-oriented companies, domain knowledge-driven research, a sales and trading platform for institutional investors and a comprehensive suite of prime brokerage services.  Founded in 1918, the firm is headquartered in New York and has offices located worldwide.  To download Cowen’s investor relations app, which offers access to SEC filings, news releases, webcasts and presentations, please visit the App Store for iPhone and iPad or Google Play for Android mobile devices.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Investor Relations Contacts

Cowen Group, Inc.

Stephen Lasota, Chief Financial Officer, (212) 845-7919

Nancy Wu, (646) 562-1259

Source:  Cowen Group, Inc.

Cowen Group, Inc.

Preliminary Unaudited Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2015	2014	2015	2014
Revenue
Investment banking	$53,012	$45,799	$186,763	$125,653
Brokerage	41,085	34,334	111,496	100,475
Management fees	10,519	9,796	31,169	28,412
Incentive income	93	(837)	365	4,385
Interest and dividends	3,604	13,725	9,846	35,437
Reimbursement from affiliates	3,355	2,473	10,499	7,391
Other	1,312	1,120	2,684	2,427
Consolidated Funds
Interest and dividends	245	642	685	1,783
Other	29	49	449	717
Total revenue	113,254	107,101	353,956	306,680
Expenses
Employee compensation and benefits	56,401	65,806	227,593	197,771
Interest and dividends	7,367	12,429	19,241	29,694
General, administrative and other expenses	36,565	33,830	108,309	97,832
Consolidated Funds expenses	634	635	1,626	1,335
Total expenses	100,967	112,700	356,769	326,632
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	(23,612)	13,836	24,449	48,227
Consolidated Funds net (losses) gains	242	2,433	7,624	10,145
Total other income (loss)	(23,370)	16,269	32,073	58,372

Income (loss) before income taxes	(11,083)	10,670	29,260	38,420
Income tax expense/(benefit)	(5,081)	141	5,212	266
Net income (loss)	(6,002)	10,529	24,048	38,154
Net income (loss) attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	4,344	4,006	10,980	13,409
Net income (loss) attributable to Cowen Group, Inc.	$(10,346)	$6,523	$13,068	$24,745
Preferred stock dividends	1,603	—	2,358	—
Net income (loss) attributable to Cowen Group, Inc. common stockholders	(11,949)	6,523	10,710	24,745

Earnings (loss) per share:
Basic	$(0.11)	$0.06	$0.10	$0.21
Diluted	$(0.11)	$0.05	$0.09	$0.21

Weighted average shares used in per share data:
Basic	109,191	114,969	111,050	115,407
Diluted	109,191	118,801	117,249	120,027

Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its businesses and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.  As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes goodwill and intangible impairment, (iii) excludes certain other acquisition-related and/or reorganization expenses and (iv) excludes preferred stock dividends.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

Additionally, we have reported in this press release our Economic Income (Loss) excluding certain non-cash expenses.  For this measure, we have adjusted Economic Income (Loss) by the following non-cash expense items:

•                 Depreciation and amortization and

•                 Share-based compensation expense.

Management believes that the non-GAAP calculation of Economic Income (Loss) excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.

Unaudited Economic Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2015	2014	2015	2014
Revenue
Investment banking	$53,012	$45,799	$186,763	$125,653
Brokerage	41,875	35,583	112,333	104,983
Management fees	18,021	16,319	51,167	46,574
Incentive income	(8,629)	4,488	(1,081)	16,900
Investment income	(22,024)	7,463	19,072	37,232
Other revenue	564	396	689	494
Total revenue	82,819	110,048	368,943	331,836
Expenses
Non-interest expense	90,854	98,804	331,103	292,334
Interest expense	4,257	2,664	12,425	5,961
Total expenses	95,111	101,468	343,528	298,295
Net Economic Income (Loss) Before Non-controlling Interests	(12,292)	8,580	25,415	33,541
Non-controlling interests	(2,231)	(1,877)	(6,128)	(8,320)
Economic Income (Loss)	$(14,523)	$6,703	$19,287	$25,221

Economic Income (Loss) Excluding Certain Non-cash Items:

Economic Income (Loss)	$(14,523)	$6,703	$19,287	$25,221
Exclusion of depreciation and amortization expense	2,297	2,270	6,572	7,027
Exclusion of share-based compensation expense	5,341	3,809	16,211	14,286
Economic Income (Loss) excluding certain non-cash items	$(6,885)	$12,782	$42,070	$46,534

Economic Income (Loss) per share:
Basic	$(0.13)	$0.06	$0.17	$0.22
Diluted	$(0.13)	$0.06	$0.16	$0.21

Weighted average shares used in per share data:
Basic	109,191	114,969	111,050	115,407
Diluted	109,191	118,801	117,249	120,027

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended September 30, 2015

(Dollar amounts in thousands)

	Three Months Ended September 30, 2015
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenue
Investment banking	$53,012	$—		$—	$53,012
Brokerage	41,085	790	(e)	—	41,875
Management fees	10,519	7,131	(a)	371	18,021
Incentive income	93	(8,693)	(a)	(29)	(8,629)
Investment income	—	(22,024)	(c)	—	(22,024)
Interest and dividends	3,604	(3,604)	(c)(e)	—	—
Reimbursement from affiliates	3,355	(3,440)	(f)	85	—
Other revenue	1,312	(748)	(c)	—	564
Consolidated Funds	274	—		(274)	—
Total revenue	113,254	(30,588)		153	82,819

Expenses
Non interest expense	92,966	(2,112)	(c)(d)	—	90,854
Interest expense	7,367	(3,110)	(c)(e)	—	4,257
Consolidated Funds	634	—		(634)	—
Total expenses	100,967	(5,222)		(634)	95,111

Total other income (loss)	(23,370)	23,924	(c)	(554)	—

Income tax expense/(benefit)	(5,081)	5,081	(b)	—	—
(Income) loss attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	(4,344)	2,346		(233)	(2,231)

Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc.	$(10,346)	$(4,177)		$—	$(14,523)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and the activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the company.

(c) Economic Income recognizes Company income from proprietary trading (including interest and dividends) net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended September 30, 2014

(Dollar amounts in thousands)

	Three Months Ended September 30, 2014
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenue
Investment banking	$45,799	$—		$—	$45,799
Brokerage	34,334	1,249	(e)	—	35,583
Management fees	9,796	6,277	(a)	246	16,319
Incentive income	(837)	5,291	(a)	34	4,488
Investment income	—	7,463	(c)	—	7,463
Interest and dividends	13,725	(13,725)	(c)(e)	—	—
Reimbursement from affiliates	2,473	(2,354)	(f)	(119)	—
Other revenue	1,120	(724)	(c)	—	396
Consolidated Funds	691	—		(691)	—
Total revenue	107,101	3,477		(530)	110,048

Expenses
Non interest expense	99,636	(832)	(c)(d)	—	98,804
Interest expense	12,429	(9,765)	(c)(e)	—	2,664
Consolidated Funds	635	—		(635)	—
Total expenses	112,700	(10,597)		(635)	101,468

Total other income (loss)	16,269	(15,381)	(c)	(888)	—

Income tax expense/(benefit)	141	(141)	(b)	—	—
(Income) loss attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	(4,006)	1,346		783	(1,877)

Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc.	$6,523	$180		$—	$6,703

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and the activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the company.

(c) Economic Income recognizes Company income from proprietary trading (including interest and dividends) net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Nine Months Ended September 30, 2015

(Dollar amounts in thousands)

	Nine Months Ended September 30, 2015
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenue
Investment banking	$186,763	$—		$—	$186,763
Brokerage	111,496	837	(e)	—	112,333
Management fees	31,169	19,061	(a)	937	51,167
Incentive income	365	(1,724)	(a)	278	(1,081)
Investment income	—	19,072	(c)	—	19,072
Interest and dividends	9,846	(9,846)	(c)(e)	—	—
Reimbursement from affiliates	10,499	(10,760)	(f)	261	—
Other revenue	2,684	(1,995)	(c)	—	689
Consolidated Funds	1,134	—		(1,134)	—
Total revenue	353,956	14,645		342	368,943

Expenses
Non interest expenses	335,902	(4,799)	(c)(d)	—	331,103
Interest expense	19,241	(6,816)	(c)(e)	—	12,425
Consolidated Funds	1,626	—		(1,626)	—
Total expenses	356,769	(11,615)		(1,626)	343,528

Total other income (loss)	32,073	(27,795)	(c)	(4,278)	—

Income tax expense/(benefit)	5,212	(5,212)	(b)	—	—
(Income) loss attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	(10,980)	2,542		2,310	(6,128)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc.	$13,068	$6,219		$—	$19,287

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and the activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the company.

(c) Economic Income recognizes Company income from proprietary trading (including interest and dividends) net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity (prior to January 2015) and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Nine Months Ended September 30, 2014

(Dollar amounts in thousands)

	Nine Months Ended September 30, 2014
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenue
Investment banking	$125,653	$—		$—	$125,653
Brokerage	100,475	4,508	(e)	—	104,983
Management fees	28,412	17,439	(a)	723	46,574
Incentive income	4,385	12,327	(a)	188	16,900
Investment income	—	37,232	(c)	—	37,232
Interest and dividends	35,437	(35,437)	(c)(e)	—	—
Reimbursement from affiliates	7,391	(7,436)	(f)	45	—
Other revenue	2,427	(1,933)	(c)	—	494
Consolidated Funds	2,500	—		(2,500)	—
Total revenue	306,680	26,700		(1,544)	331,836

Expenses
Non interest expense	295,603	(3,269)	(c)(d)	—	292,334
Interest expense	29,694	(23,733)	(c)(e)	—	5,961
Consolidated Funds	1,335	—		(1,335)	—
Total expenses	326,632	(27,002)		(1,335)	298,295
Total other income (loss)	58,372	(54,863)	(c)	(3,509)	—

Income tax expense/(benefit)	266	(266)	(b)	—	—
(Income) loss attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	(13,409)	1,371		3,718	(8,320)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc.	$24,745	$476		$—	$25,221

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and the activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the company.

(c) Economic Income recognizes Company income from proprietary trading (including interest and dividends) net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.